Exhibit 99.1

Editorial Contact:	Investor Contact:
Andrew McCarthy	David A. Young
Adaptec, Inc.	Adaptec, Inc.
(408) 957-6085	(408) 957-6773
andrew_mccarthy@adaptec.com	dyoung@adaptec.com

ADAPTEC REPORTS Q4 AND FISCAL YEAR RESULTS

MILPITAS, Calif., April 28, 2003 – Adaptec, Inc. (NASDAQ:ADPT), the global leader in storage infrastructure solutions, today announced its fourth quarter and fiscal 2003 year-end financial results.

“In the quarter just completed, Adaptec maintained top-line revenues, cut operating expenses, increased cash flow from operations and reduced inventories,” said David A. Young, Adaptec chief financial officer. “In fiscal 2003, we completed two restructuring actions that we believe will achieve approximately $30 million in annualized savings, ensuring that Adaptec is well positioned to continue to invest in new products and services and expand the business during the coming fiscal year.”

SUMMARY OF QUARTERLY RESULTS

$ in millions	Q4’03	Q3’03	Q4’02
Net revenues*	$105.6	$109.0	$108.1

Gross margin*	47.6%	44.1%	55.5%

GAAP operating margin	(9.0)%	(6.6)%	(76.0)%

Non-GAAP operating margin	4.1%	0.3%	8.8%

GAAP diluted EPS	$(0.03)	$(0.03)	$(0.77)

Non-GAAP diluted EPS	$0.05	$0.03	$0.08

* GAAP and Non-GAAP results are the same.

Net Revenues

Adaptec reported fiscal 2003 fourth-quarter net revenues of $105.6 million, down 3 percent from $109.0 million in the prior quarter and down 2 percent from $108.1 million in the fourth quarter of fiscal 2002.  Sequentially, net revenues were down due to a reduction in shipments of ServeRAID products to IBM during the quarter.  Compared to the fourth quarter of fiscal 2002, net revenues were down due to lower demand in the server market.  However, ServeRAID net revenues realized in the fourth quarter of fiscal 2003 helped offset the market downturn.

Gross Margin

Adaptec’s fiscal 2003 fourth-quarter gross margin was 47.6 percent, up from 44.1 percent last quarter, but down from 55.5 percent in the fourth quarter of fiscal 2002.  Compared to last quarter, gross margin increased due to a 4 percent shift in sales from OEMs to distributors and a favorable product mix. Compared to the fourth quarter of fiscal 2002, gross margin decreased primarily due to 2003 sales of ServeRAID products, which carry lower margins.

Operating Expenses

Operating expenses this quarter were $59.8 million, up 8 percent from $55.2 million last quarter and down 58 percent from $142.1 million in the fourth quarter of fiscal 2002.  The 8 percent increase in operating expenses from last quarter is primarily due to fourth-quarter restructuring charges of $7.2 million, partially offset by associated expense reductions. The 58 percent decrease in operating expenses from the fourth quarter of fiscal 2002 is primarily due to the impairment of DPT goodwill recognized in the fourth quarter of fiscal 2002, representing a $69.0 million charge to operating expenses. In addition, Adaptec realized operating expense reductions this quarter due to restructuring actions taken during fiscal 2003 and late in the fourth quarter of fiscal 2002.

Earnings

Adaptec reported a fourth-quarter net loss of $3.1 million, compared to a net loss of $3.5 million last quarter and a net loss of $81.2 million in the fourth quarter of fiscal 2002. Net loss per share this quarter and last quarter was $0.03, compared to a net loss per share of $0.77 in the fourth quarter of fiscal 2002.

Non-GAAP Results

The non-GAAP, formerly pro forma, information provided below is a supplement to, not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results have been adjusted on a consistent basis to exclude certain expenses, gains and losses we believe provide a more complete understanding of our underlying operational results and trends.

Non-GAAP operating expenses were $45.9 million this quarter, down 4 percent from $47.7 million last quarter and down 9 percent from $50.4 million in the fourth quarter of fiscal 2002.  The decline in operating expenses from last quarter represented reductions in sales, marketing and administrative areas. Approximately two-thirds of the 9 percent decline in operating expenses from the fourth quarter of fiscal 2002 came from sales, marketing and administrative functions, while the remaining third was attributable to research and development.

Non-GAAP net income was $5.4 million this quarter, compared to $3.0 million last quarter and $8.7 million in the fourth quarter of fiscal 2002. Non-GAAP diluted earnings per share were $0.05 this quarter, compared to $0.03 last quarter and $0.08 in the fourth quarter of fiscal 2002.

Business Update

“During the quarter, we expanded our customer base, deepened our OEM and channel relationships and opened a broad range of opportunities in new markets through the Eurologic acquisition,” said Robert N. Stephens, Adaptec chief executive officer.  “We have expanded our ability to serve customers with complete, end-to-end storage infrastructure solutions, including storage components and software, storage networking products and networked storage subsystems. Based upon these initiatives, we strongly believe that Adaptec is well positioned for growth in fiscal 2004.”

Major milestones in the fourth quarter of fiscal 2003 include:

•                  Adaptec reaches a definitive agreement to acquire Eurologic Systems, a leading provider of external and networked storage solutions.  The acquisition builds on Adaptec’s leadership in direct-attached server storage by allowing the Company to provide complete, end-to-end block- and file-based networked storage solutions.

•                  Trimble, Sandia Labs and University of Michigan become the first to deploy IP storage area networks through Adaptec’s early deployment program. Trimble describes the implementation as “technically flawless.”

•                  Adaptec becomes the first storage infrastructure solutions provider to send a Serial Attached SCSI protocol packet over a serial wire.  Serial Attached SCSI offers new levels of performance, scalability and deployment flexibility for next-generation servers and networked storage.

•                  Adaptec introduces new Serial Advanced Technology Attachment (SATA) RAID controllers and SATAConnect products that offer business and consumers the price performance of ATA storage, the flexibility of Serial connectivity and the availability of mainstream, enterprise-class Adaptec RAID data protection.

•                  Adaptec sets the benchmark for Ultra320 SCSI performance leadership with a controller that produces peak performance up to 60 percent faster than all competitors’ products.

•                  NEC and Hitachi select Adaptec Ultra320 SCSI for new server products.

•                  Adaptec announces full product support for the iSCSI standard ratified by the Internet Engineering Task Force (IETF).

•                  Industry research firm NPD Group reports Adaptec held the number-one position in market share for its FireWire/1394 and USB 2.0 PCI connectivity cards sold in 2002.  In addition, Adaptec’s VideOh! DVD product earns PC Magazine’s four-star rating.

SUMMARY OF ANNUAL RESULTS

$ in millions	FY’03	FY’02
Net revenues*	$408.1	$418.7

GAAP gross margin	50.3%	51.5%

Non-GAAP gross margin	50.3%	51.9%

GAAP operating margin	(8.2)%	(50.3)%

Non-GAAP operating margin	2.6%	4.6%

GAAP diluted EPS	$(0.14)	$(1.91)

Non-GAAP diluted EPS	$0.16	$0.28

* GAAP and Non-GAAP results are the same.

Net Revenues

Fiscal 2003 net revenues were $408.1 million, compared to $418.7 million in fiscal 2002.  Fiscal 2003 was impacted by the unfavorable economic environment, which caused a reduction in demand in the server market.  However, the company began generating ServeRAID product sales mid-year, which balanced a majority of the downturn.

Gross Margin

Gross margin for the year was 50.3 percent, down slightly from 51.5 percent in fiscal 2002.   The reduction in gross margin is due primarily to sales of ServeRAID products, which began shipping in the middle of fiscal 2003 and  carry lower margins.

Operating Expenses

Fiscal 2003 operating expenses were $238.5 million, compared to $426.5 million in fiscal 2002.  The significant decrease is primarily due to certain charges taken only in fiscal 2002, including a $69.0 million charge for the impairment of goodwill associated with the DPT acquisition and a $53.4 million write-off of in-process technology associated with the acquisition of Platys.  In addition, amortization charges taken in fiscal 2002 were $42.5 million higher than amortization charges taken in fiscal 2003.

Earnings

Adaptec reported a fiscal 2003 net loss of $14.8 million, compared to a net loss of $196.2 million in fiscal 2002. Adaptec recorded a net loss per share of $0.14 in fiscal 2003, compared to a net loss per share of $1.91 for fiscal 2002.

Non-GAAP Results

Non-GAAP fiscal 2002 gross margin was 51.9 percent, excluding an excess royalty payment of $1.6 million made to Agilent in the first quarter of fiscal 2002.

Non-GAAP operating expenses were $194.3 million in fiscal 2003, down 2 percent from $197.8 million in fiscal 2002. Adaptec has taken significant actions during the year to focus the Company’s spending on current revenue levels.

Non-GAAP fiscal 2003 net income was $17.4 million, compared to $29.0 million in fiscal 2002. Non-GAAP fiscal 2003 diluted earnings per share were $0.16, compared to $0.28 for fiscal 2002.

Conference Call

Adaptec’s fiscal 2003 fourth-quarter earnings conference call is scheduled for 1:45 p.m. PDT on April 28, 2003.  The dial-in number for the conference call is (212) 346-0298.  Individuals may also participate free via web cast by visiting Adaptec’s web site, www.adaptec.com, 15 minutes prior to the call.  A telephone replay of the call will be made accessible through May 5, 2003, by calling (800) 633-8284 and referencing reservation number 21096603.  A web cast replay will also be available via Adaptec’s web site through April 30, 2004.

About Adaptec

Adaptec Inc. (NASDAQ: ADPT) provides end-to-end storage infrastructure solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding anticipated cost savings and financial performance, growth of our product portfolio, customer acceptance of our products, improved customer relationships, establishing new partnerships, stability in the market for our products, continued success with product design and performance levels, timely introduction of new technologies, successful business acquisitions and the successful integration of Eurologic Systems.  Actual events could differ materially from those anticipated in these forward-looking statements. For a complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Form 10-Q for the quarter ended December 31, 2002, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update this information or the Risk Factors included in its Form 10-Q for the quarter ended December 31, 2002.

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Non-GAAP Operating Results(*)

(unaudited)

	Three-Month Period Ended
	March 31, 2003				March 31, 2002
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$105,594	$—		$105,594	$108,080	$—		$108,080
Cost of revenues	55,286	—		55,286	48,146	—		48,146
Gross profit	50,308	—		50,308	59,934	—		59,934
Operating expenses:
Research and development	28,508	(2,185	)(a)	26,323	30,884	(2,916	)(a)	27,968
Selling, marketing and administrative	20,378	(775	)(a)	19,603	23,427	(1,024	)(a)	22,403
Amortization of goodwill and acquisition-related intangibles	3,742	(3,742	)(b)	—	14,910	(14,910	)(b)	—
Restructuring and other charges	7,150	(7,150	)(c)	—	72,832	(72,832	)(d)	—
Total operating expenses	59,778	(13,852)		45,926	142,053	(91,682)		50,371
Income (loss) from operations	(9,470)	13,852		4,382	(82,119)	91,682		9,563
Interest and other income	6,734	—		6,734	7,392	(867	)(e)	6,525
Interest expense	(3,584)	—		(3,584)	(3,937)	—		(3,937)
Income (loss) from operations before provision for (benefit from) income taxes	(6,320)	13,852		7,532	(78,664)	90,815		12,151
Provision for (benefit from) income taxes	(3,215)	5,324	(f)	2,109	2,510	892	(f)	3,402
Net income (loss)	$(3,105)	$8,528		$5,423	$(81,174)	$89,923		$8,749

Net income (loss) per share:
Basic	$(0.03)			$0.05	$(0.77)			$0.08
Diluted	$(0.03)			$0.05	$(0.77)			$0.08
Shares used in computing basic net income (loss) per share:
Basic	107,498			107,498	105,540			105,540
Diluted	107,498			109,315	105,540			108,628

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Non-GAAP Operating Results(*)

(unaudited)

	Twelve-Month Period Ended
	March 31, 2003				March 31, 2002
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$408,113	$—		$408,113	$418,749	$—		$418,749
Cost of revenues	203,018	—		203,018	203,030	(1,583	)(g)	201,447
Gross profit	205,095	—		205,095	215,719	1,583		217,302
Operating expenses:
Research and development	117,669	(10,395	)(a)	107,274	123,022	(18,611	)(a)	104,411
Selling, marketing and administrative	91,084	(4,042	)(a)	87,042	105,155	(11,730	)(a)	93,425
Amortization of goodwill and acquisition-related intangibles	14,971	(14,971	)(b)	—	57,423	(57,423	)(b)	—
Write-off of acquired in-process technology	—	—		—	53,370	(53,370	)(h)	—
Restructuring and other charges	14,817	(14,817	)(i)	—	87,565	(87,565	)(j)	—
Total operating expenses	238,541	(44,225)		194,316	426,535	(228,699)		197,836
Income (loss) from operations	(33,446)	44,225		10,779	(210,816)	230,282		19,466
Interest and other income	33,174	(3,297	)(e)	29,877	35,043	(867	)(e)	34,176
Interest expense	(16,422)	—		(16,422)	(13,387)	—		(13,387)
Income (loss) from operations before provision for (benefit from) income taxes	(16,694)	40,928		24,234	(189,160)	229,415		40,255
Provision for (benefit from) income taxes	(1,868)	8,653	(f)	6,785	7,513	3,758	(f)	11,271
Net loss from continuing operations	(14,826)	32,275		17,449	(196,673)	225,657		28,984
Net income from discontinued operations	—	—		—	495	(495	)(k)	—
Net income (loss)	$(14,826)	$32,275		$17,449	$(196,178)	$225,162		$28,984

Net income (loss) per share:
Basic:
Continuing operations	$(0.14)			$0.16	$(1.92)			$0.28
Discontinued operations	$—			$—	$(0.00)			$—
Net income (loss)	$(0.14)			$0.16	$(1.91)			$0.28
Diluted:
Continuing operations	$(0.14)			$0.16	$(1.92)			$0.28
Discontinued operations	$—			$—	$(0.00)			$—
Net income (loss)	$(0.14)			$0.16	$(1.91)			$0.28
Shares used in computing basic net income (loss) per share:
Basic	106,772			106,772	102,573			102,573
Diluted	106,772			108,608	102,573			104,506

(a)           Deferred compensation expense associated with the Platys acquisition.

(b)           Amortization of goodwill and acquisition-related intangibles related to the acquisitions of DPT and Platys.

(c)           Restructuring charges.

(d)           Restructuring charges of $3.8 million and impairment of goodwill of $69.0 million related to the acquisition of DPT.

(e)           Gain on early extinguishment of debt on the 4 ¾ Convertible Subordinated Notes.

(f)            Incremental income-taxes associated with certain non-GAAP adjustments.

(g)           Minimum royalty fees to Agilent in excess of actual usage.

(h)           Write-off of acquired in-process technology related to the acquisition of Platys.

(i)            Restructuring charges of $14.3 million and write-off of a minority investment of $0.5 million.

(j)            Restructuring charges of $10.0 million, impairment of goodwill related to the acquisition of DPT of $69.0 million and write-offs of minority investments of $8.6 million.

(k)           Net income from discontinued operations resulting from the spin-off of our software segment, Roxio.

(*) To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results.

Adaptec, Inc.

GAAP Condensed Consolidated Balance Sheets

(unaudited)

	March 31, 2003	March 31, 2002
	(in thousands)
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$742,302	$803,659
Restricted marketable securities	7,429	7,387
Accounts receivable, net	50,137	44,790
Inventories	23,496	30,172
Other current assets	69,162	61,251
Total current assets	892,526	947,259
Property and equipment, net	79,316	94,833
Restricted marketable securities, less current portion	7,360	13,825
Goodwill	53,854	45,684
Other intangible assets	47,395	73,902
Other long-term assets	23,128	32,919
Total assets	$1,103,579	$1,208,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$29,136	$18,458
Accrued liabilities	136,025	134,947
Total current liabilities	165,161	153,405
4 ¾% Convertible Subordinated Notes	82,445	202,860
3% Convertible Subordinated Notes	250,000	250,000
Other long-term liabilities	2,596	4,765
Stockholders’ equity
Common stock	108	106
Additional paid-in capital	178,580	172,527
Deferred stock-based compensation	(8,114)	(21,131)
Accumulated other comprehensive income	3,790	2,051
Retained earnings	429,013	443,839
Total stockholders’ equity	603,377	597,392
Total liabilities and stockholders’ equity	$1,103,579	$1,208,422

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	December 31, 2002
	GAAP	Adjustments	Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$108,964	$—		$108,964
Cost of revenues	60,929	—		60,929
Gross profit	48,035	—		48,035
Operating expenses:
Research and development	28,542	(2,688	)(a)	25,854
Selling, marketing and administrative	22,907	(1,090	)(a)	21,817
Amortization of goodwill and acquisition-related intangibles	3,742	(3,742	)(b)	—
Total operating expenses	55,191	(7,520)		47,671
Income (loss) from operations	(7,156)	7,520		364
Interest and other income	7,464	—		7,464
Interest expense	(3,653)	—		(3,653)
Income (loss) from operations before provision for (benefit from) income taxes	(3,345)	7,520		4,175
Provision for (benefit from) income taxes	110	1,059	(f)	1,169
Net income (loss)	$(3,455)	$6,461		$3,006

Net income (loss) per share:
Basic	$(0.03)			$0.03
Diluted	$(0.03)			$0.03
Shares used in computing basic net income (loss) per share:
Basic	107,059			107,059
Diluted	107,059			108,795